SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                 ____________________

                                       FORM S-8
                                 ____________________

                           MECHANICAL TECHNOLOGY INCORPORATED
                (Exact name of Registrant as Specified in its Charter)

           NEW YORK                                              14-1462255
      (State of incorporation)                                (I.R.S. Employer
                                                            Identification No.)

                               968 ALBANY-SHAKER ROAD
                              LATHAM, NEW YORK  12110
                       (Address of principal executive offices)


              MECHANICAL TECHNOLOGY INCORPORATED SAVINGS AND RETIREMENT PLAN
                               (Full title of the plan)

                      CYNTHIA A. SCHEUER, CHIEF FINANCIAL OFFICER
                           MECHANICAL TECHNOLOGY INCORPORATED
                                 968 ALBANY-SHAKER ROAD
                                LATHAM, NEW YORK  12110
                                    (518) 785-2211

                      (Name and address, and telephone number, including area code, of agent for service)


                                       Copy to:

                                  CATHERINE S. HILL
                               CATHERINE S. HILL, PLLC
                                    1 GLOBAL VIEW
                                TROY, NEW YORK  12180



                            CALCULATION OF REGISTRATION FEE

 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
  TITLE OF                          PROPOSED          PROPOSED
 SECURITIES                         MAXIMUM           MAXIMUM       AMOUNT OF
  TO BE         AMOUNT TO BE    OFFERING PRICE       AGGREGATE     REGISTRATION
REGISTERED(1)    REGISTERED(2)      PER SHARE      OFFERING PRICE       FEE(3)
 -_----------------------------------------------------------------------------
[S]              [C]               [C]               [C]              [C]
common stock    1,800,000 shares  $________ (4)     $___________     $________
no par value
per share
 ------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Mechanical Technology Incorporated Savings and Retirement Plan, as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Mechanical Technology Incorporated pursuant to Rule 416(a).

(3) Pursuant to Rule 457(h)(2), no filing fee is required with respect to the interests in the Mechanical Technology Incorporated Savings and Retirement Plan registered hereunder.

(4) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h).

- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------
     Pursuant to Rule 457(h)(2), no filing fee is required with respect to the interests in the Mechanical Technology Incorporated Savings and Retirement Plan registered hereunder.
                            -----------------------------

     This registration statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.



PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      ITEMS 1 AND 2. PLAN INFORMATION AND REGISTRANT INFORMATION AND EMPLOYEE
                     PLAN ANNUAL INFORMATION.

The information required by Part I (Items 1 and 2) will be included in documents sent or given to participants in the Mechanical Technology Incorporated Savings and Retirement Plan. Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Mechanical Technology Incorporated
(the "Company") and the Mechanical Technology Incorporated 401(k) Plan (the "Plan") with the Commission are incorporated herein by reference and made a part hereof:

     1.        The Company's latest annual report on Form 10-K dated
               December 16, 1998.

     2. The Company's quarterly report on Form 10-Q for the period ended December 25, 1998.

All documents filed by the Company and the Plan, respectively, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of
1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.



     ITEM 4.   DESCRIPTION OF SECURITIES.

Not applicable.


     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.


     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Certificate of Incorporation requires the Company to indemnify its Officers and Directors against claims asserted against them in their capacities as such, including claims under the Securities Act of 1933, to the fullest extent permitted under the New York Business Corporation Law ("BCL"), and obligates the Company to reimburse such persons for defense costs, as incurred. In addition, the Company maintains indemnification insurance coverage for Directors and Officers, as permitted by Section 726 of the BCL.


     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.


     ITEM 8.   EXHIBITS.

The exhibits to this registration statement are listed in the Exhibit Index on page ____ of this registration statement, which Exhibit Index is hereby incorporated by reference.


     ITEM 9.   UNDERTAKINGS.

(a)  Rule 415 offerings.

       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change to the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
       Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Filing of Registration Statement on Form S-8.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy is expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


THE REGISTRANT and THE PLAN. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and the Registrant and the Trustees (or other persons who administer the employee benefit plan) have caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Latham, State of New York on February ______, 1999.

                                   MECHANICAL TECHNOLOGY INCORPORATED and
                                   MECHANICAL TECHNOLOGY INCORPORATED
                                   SAVINGS AND RETIREMENT PLAN

                                   By:  /s/ Cynthia A. Scheuer
                                        -------------------------------------
                                     Cynthia A. Scheuer, Chief Financial Officer
                                     And as Plan Administrator


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


SIGNATURE                     TITLE                                   DATE
/s/ George C. McNamee         Chief Executive Officer and Director _________
- -------------------------
George C. McNamee

/s/ Cynthia Scheuer          Chief Financial Officer                   "
- -------------------------    (Principal Financial and Accounting
Cynthia Scheuer               Officer)

/s/ Dale W. Church           Director                                  "
- -------------------------
Dale W. Church

/s/ Edward A. Dohring        Director                                  "
- -------------------------
Edward H. Dohring

/s/ Alan P. Goldberg         Director                                  "
- -------------------------
Alan  P. Goldberg

/s/ E. Dennis O'Connor       Director                                  "
- -------------------------
E. Dennis O'Connor

/s/ Dr. Walter L. Robb       Director                                  "
- -------------------------
Dr. Walter L. Robb

/s/ Dr. Beno Sternlicht      Director                                  "
- -------------------------
Dr. Beno Sternlicht

               INDEX TO EXHIBITS

Exhibit Number                   Description

      5.1                        Opinion of Catherine S. Hill, Esq.
     23.1                        Consent of PriceWaterhouseCoopers, LLP
     23.2                        Consent of Catherine S. Hill, Esq.
                                 included in opinion, filed as Exhibit 5.1





               EXHIBIT 5.1


Catherine S. Hill
(518) 285-7586

                              February 10, 1999


Mechanical Technology Incorporated
968 Albany-Shaker Road
Latham, New York  12110

Ladies and Gentlemen:

      We have served as your counsel in connection with the filing by you of a Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1933, as amended (the "Act"), covering the registration of interest in its Savings and Retirement Plan and 1,800,000 shares of common stock (the "Securities"). As your counsel, we have reviewed the corporate proceedings ("Corporate Proceedings") taken and to be taken to authorize the issuance and sale of the Securities by the Company.

      We have examined and are familiar with the Articles of Incorporation of the Company and its By-laws. We also have examined the form of certificates representing the Securities and such other documents, records and certificates of the Company as we consider necessary for the purposes of this opinion. Based upon such examination and consideration, it is our opinion that:

      1. The Company is validly organized and existing under the laws of the State of New York and has the corporate power to carry on its present business and is duly qualified to own its properties and conduct its business in those states where such authorization is presently required, except where the failure to so qualify does not have a material adverse effect on the Company;

      2. Upon completion of the Corporate Proceedings, the Securities, when executed, manually or in facsimile, by the proper officers of the Company and upon receipt of consideration therefor in accordance with the Corporate Proceedings, will be validly issued, fully paid and non-assessable subject to the New York Business Corporation Law.

      We hereby consent to the inclusion of this opinion and the use of our name in this Registration Statement.


                                                Sincerely,


                                         CATHERINE S. HILL, PLLC

                                         /s/ Catherine S. Hill

                                            Catherine S. Hill



                EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Mechanical Technology Incorporated and Subsidiaries on Form S-8 (File No. _____) of our report dated November 6, 1998, on our audits of the consolidated financial statements and financial statement schedules of Mechanical Technology Incorporated and Subsidiaries as September 30, 1998 and 1997, and for the years ended September 30, 1998, 1997 and 1996, which report was included in the Company's Annual Report on Form 10-K.

                                                     PricewaterhouseCoopers LLP
Albany, New York
February 18, 1999